UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 3, 2023

Navient Student Loan Trust 2015-3

(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, LLC
(Exact name of Sponsor as specified in its charter)

Delaware	333-190926-13 333-190926	04-3480392 04-3480392 54-1843973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Trust Company, N.A.
919 North Market Street
Wilmington, Delaware
19801

(Address of principal executive offices)

Issuer’s telephone number, including area code:	703-984-6890

Not Applicable

Former name or former address, if changed since last report

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

The transaction documents for the Navient Student Loan Trust 2015-3 (the “Trust”) were amended by operation of law as of July 3, 2023, to change the benchmark rate used to determine interest payable on each outstanding Class of Notes issued by the Trust (the “Affected Notes”).

Prior to the date of this report, the benchmark rate used to calculate interest payable in respect of the Affected Notes was based on a U.S. Dollar setting of the London Interbank Offered Rate (“LIBOR”).   On March 5, 2021, the UK Financial Conduct Authority (the FCA) announced that all U.S. Dollar settings of LIBOR will either cease publication or no longer be representative as a benchmark rate after June 30, 2023 (the “Cessation Date”).

The Adjustable Rate (LIBOR) Act of 2022 (the “LIBOR Act”) provides that for certain legacy contracts referencing U.S. Dollar settings of LIBOR that identify neither a specific benchmark replacement that is not based in any way on any LIBOR value, nor a determining person with the authority to determine a replacement benchmark interest rate for LIBOR, including the Affected Notes, a rate selected by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) will replace LIBOR for all purposes under such contracts.  Under the final rules adopted by Federal Reserve Board to implement the LIBOR Act (the “LIBOR Act Implementing Regulations”), on and after July 3, 2023, which is the first London banking day after the Cessation Date (the “LIBOR Transition Date”), the replacement benchmark interest rate designated by the Federal Reserve Board for legacy contracts referencing LIBOR that are backed primarily by loans guaranteed under the Federal Family Education Loan Program (“FFELP ABS”), will be an applicable rate equal to the sum of (I) compounded average of the Secured Overnight Funding Rate (“SOFR”), as published by the Federal Reserve Bank of New York or any successor administrator (“Average SOFR”) for the number of days in the corresponding tenor, plus (II) an applicable tenor spread adjustment.

The Affected Notes are FFELP ABS, and the contractual fallbacks in the Indenture governing the Affected Notes identify neither a specific benchmark replacement that is not based in any way on any LIBOR value, nor a determining person with the authority to determine a replacement benchmark interest rate for LIBOR.  As a result, the following changes have occurred by operation of, and pursuant to, the LIBOR Act and the LIBOR Act Implementing Regulations, as of the first interest calculation period for the Trust commencing on or after the LIBOR Transition Date:

(i)
the benchmark interest rate on the Affected Notes issued by the Trust will change from one-month LIBOR to the sum of (I) 30-day Average SOFR plus (II) a tenor spread adjustment of 0.11448%, as determined in the manner specified in the LIBOR Act and the LIBOR Act Implementing Regulations, (including any fallback benchmark rates specified in the LIBOR Act and the LIBOR Act Implementing Regulations, the “Average SOFR Replacement Rate”), and

(ii)	all references to LIBOR set forth in the Transaction Documents will be replaced with a reference to the Average SOFR Replacement Rate.

The component of the interest rate payable with respect to the Affected Notes representing the spread over the benchmark rate will remain unchanged.  In addition, in each case the Transaction Documents for the Trust will be deemed by operation of law to include those benchmark replacement conforming changes as required by the Federal Reserve Board pursuant to the LIBOR Act Implementing Regulations, and may include any additional technical, administrative, or operational changes, alterations or modifications that, in the reasonable judgment of Navient Solutions, LLC, as administrator for the Trust, would be necessary or appropriate to permit the implementation, administration, and calculation of the Average SOFR Replacement Rate, under or with respect to the related Indenture after giving due consideration to any benchmark replacement conforming changes otherwise required by the Federal Reserve Board. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture pursuant to which the Affected Notes are issued.

Item 3.03	Material Modification to Rights of Security Holders.

The benchmark rate used to calculate interest payable in respect of the Affected Notes has been modified as described in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT STUDENT LOAN TRUST 2015-3

By: NAVIENT FUNDING, LLC

Dated: July 6, 2023	By: /s/ C. Scott Booher

Name:	C. Scott Booher
Title:	Vice President